Exhibit 99.1

Next Technology Holding Inc. Announces Receipt of Staff Determination Letters from Nasdaq.

Shenzhen, China, June 24, 2024 (GLOBE NEWSWIRE) -- NEXT TECHNOLOGY HOLDING INC. (formerly known as “WeTrade Group, Inc.”) (the “Company”) today announced that on June 18, 2024, it received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of Nasdaq notifying the Company that Nasdaq has initiated a process that could result in the delisting of the Company’s securities from Nasdaq as a result of the Company not being in compliance with the Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission and that annual reports to contain audited financial statements.

Specifically, the Staff Determination states that the Form 10-K filed by the Company for the year end December 31, 2023 did not include an auditor’s opinion on the Company’s financial statements and presented unaudited financial statements. The Staff Determination also states that until the Company files audited financial statements for the year end December 31, 2023, such Form 10-K and all subsequent periodic reports would be considered incomplete and delinquent, and in that regard, the Company failed to timely file the Form 10-Q for the period ended March 31, 2024, which serves as an additional and separate basis for delisting.

The Staff Determination further provides that, unless the Company requests an appeal to a hearing panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series no later than 4:00 p.m. Eastern Time on June 25, 2024, trading of the Company’s American Depositary Shares and Warrants will be suspended at the opening of business on June 27, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

As disclosed in the Company’s Form 8-K filed on April 4, 2024, the Company changed its auditor on April 3, 2024. The transition work following such change caused delays in completing the audit of the Company’s financial statements. As a result, the Company was unable to include audited financial statements in the Form 10-K for the year end December 31, 2023 filed by the Company on April 15, 2024.

The Company did not intend to appeal the Staff Determination and filed a Form 10-K/A on June 21, 2024, which contains audited financial statements in compliance with Nasdaq Listing Rule 5250(c)(1). On June 24, 2024, the Company received another letter from Nasdaq confirming that, in light of the newly filed 10-K/A and the Company’s confirmation that it is not required to file an amendment to the Form 10-Q for the period ended March 31, 2024, the Company had regained compliance with Nasdaq Listing Rule 5250(c)(1) and the matter in the Staff Determination was closed.

About Next Technology Holding Inc.

The Company pursues two corporate strategies. One business strategy is to provide AI-enabled software development services to our customers, which included developing, designing, and implementing various SAAS software solutions for businesses of all types, including industrial and other businesses. Our second business strategy generally involves acquiring bitcoin with our liquid assets that exceed working capital requirements, and from time to time, subject to market conditions, issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans, and prospects, constituting forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements due to various factors, including but not limited to, risks and uncertainties associated with its ability to raise additional funding, maintain and grow its business, variability of operating results, enhance its brand, develop and introduce new products and services, successfully integrate acquired companies, technologies, and assets into its portfolio of products and services, conduct marketing and other business development initiatives, face competition in the industry, navigate general government regulation, economic conditions, dependence on key personnel, attract, hire and retain personnel with the technical skills and experience necessary to meet clients’ requirements, and protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Next Technology Holding Inc.

Investor Relations Department

contact@wetrade.technology